Exhibit 23.1

PricewaterhouseCoopers
33/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Telephone (852) 2289 8888
Facsimile (852) 2810 9888
www.pwchk.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2004 relating to the financial statements of TOM Online Inc. as of and for the years ended December 31, 2001, 2002 and 2003, which appears in TOM Online’s Registration Statement on Form F-1/A, No. 333-112800 filed on February 23, 2004.

/s/ PricewaterhouseCoopers

Hong Kong

September 20, 2004